UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 22, 2009

Nelnet Student Loan Trust 2009-2, Issuing Entity

(Exact name of registrant as specified in its charter)

Nelnet Student Loan Funding, LLC, Depositor

Nelnet, Inc., Sponsor

Delaware (State of other jurisdiction of incorporation)	333-144431-06 (Commission File Number)	75-2997993 (IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska                                                                          68508

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code               (402) 434-7140

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14(d)-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) un the Exchange Act (17 CFR240.13e-4(c))

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

In connection with the issuance of student loan asset-backed notes by Nelnet Student Loan Trust 2009-2, the opinions and consent of Kutak Rock LLP and Richards, Layton & Finger, P.A., are attached.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

5.1	Opinion of Kutak Rock LLP, dated as of October 22, 2009, with respect to due authorization, enforceability and legality of the Notes (filed herewith).

5.2	Opinion of Richards, Layton & Finger, P.A., dated as of October 22, 2009, with respect to due authorization of the notes (filed herewith).

8.1	Opinion of Kutak Rock LLP, dated as of October 22, 2009, with respect to certain federal income tax matters (contained in Exhibit 5.1).

23.1	Consent of Kutak Rock LLP, dated as of October 22, 2009 (contained in Exhibit 5.1).

23.2	Consent of Richards Layton & Finger, P.A., dated as of October 22, 2009 (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NELNET STUDENT LOAN TRUST 2009-2

By:   NELNET STUDENT LOAN FUNDING, LLC, Depositor

By:    NELNET STUDENT LOAN FUNDING MANAGEMENT CORPORATION, as Manager

By: /s/ Matthew J. Brinkman

Matthew J. Brinkman
Assistant Vice President

Dated: October 22, 2008

EXHIBIT INDEX

Exhibit

(5.1)	Opinion regarding due authorization, enforceability and legality of the notes and certain federal income tax matters
(5.2)	Opinion regarding due authorization of the notes